Exhibit 99.7

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On February 7, 2022, DPCM Capital, Inc. (“DPCM”), D-Wave Quantum Inc., a Delaware corporation and a direct, wholly-owned subsidiary of DPCM (“D-Wave Quantum”), DWSI Holdings Inc., a Delaware corporation and a direct, wholly-owned subsidiary of D-Wave Quantum (“Merger Sub”), DWSI Canada Holdings ULC, a British Columbia unlimited liability company and a direct, wholly-owned subsidiary of D-Wave Quantum (“CallCo”), D-Wave Quantum Technologies Inc., a British Columbia corporation and a direct, wholly-owned subsidiary of CallCo (“ExchangeCo”) and D-Wave Systems Inc., a British Columbia company (“D-Wave”) entered into a Transaction Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Transaction Agreement”) relating to a business combination between DPCM and D-Wave (the “Transaction”). On August 5, 2022 (the “Closing Date”), the Transaction was consummated with DPCM and D-Wave became wholly-owned subsidiaries of D-Wave Quantum and the stockholders of DPCM becoming stockholders of D-Wave Quantum. The shares of common stock, par value $0.0001 per share, of D-Wave Quantum (the “D-Wave Quantum Common Shares”) and the warrants to purchase D-Wave Quantum Common Shares (the “D-Wave Quantum Warrants”) trade on the New York Stock Exchange (the “NYSE”) under the symbols “QBTS” and “QBTS.WS”, respectively. All dollar amounts are expressed in thousands of United States dollars (“$”), unless otherwise indicated.

The following unaudited pro forma condensed combined financial statements have been prepared based on the historical unaudited financial statements of DPCM as of and for the six months ended June 30, 2022, the audited financial statements of DPCM for the year ended December 31, 2021, the historical unaudited consolidated financial statements of D-Wave as of and for the six months ended June 30, 2022, and the audited consolidated financial statements of D-Wave for the year ended December 31, 2021 as adjusted to give effect to the Transaction. The unaudited pro forma condensed combined balance sheet gives pro forma effect to the Transaction as if it had been consummated on June 30, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 gives effect to the Transaction as if it had occurred on January 1, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 gives effect to the Transaction as if it had occurred on January 1, 2021.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Transaction occurred on the dates indicated. Further, the pro forma combined financial information may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma combined financial statements have been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•

the historical unaudited financial statements of DPCM as of and for the six months ended June 30, 2022, and the audited financial statements for the year ended December 31, 2021, and the related notes incorporated by reference in the Amended Current Report Form 8-K (the “Form 8-K Amendment”) to which this document is filed as an exhibit;

•

the historical unaudited consolidated financial statements of D-Wave as of and for the six months ended June 30, 2022, and the audited consolidated financial statements for the year ended December 31, 2021, and the related notes incorporated by reference in the Form 8-K Amendment; and

•

the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained in DPCM’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the Securities and Exchange Commission (the “SEC”) on August 15, 2022 and incorporated by reference in the Form 8-K Amendment, and the sections entitled “D-Wave Quantum Inc. Management’s Discussion and Analysis of Financial Condition and Results,” and “D-Wave Systems Inc. Management’s Discussion and Analysis of Financial Condition and Results”, contained in D-Wave Quantum’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the SEC on August 26, 2022, and incorporated by reference in the Form 8-K Amendment.

The unaudited pro forma condensed combined financial data below reflects the 29,097,787 shares of the outstanding DPCM Class A common stock, par value $0.0001 (“DPCM Class A Common Stock”) that were redeemed, resulting in an aggregate payment of $291.3 million out of the trust account, at a redemption price of $10.01 per share.

Description of the Transaction

As noted above, on February 7, 2022, DPCM entered into the Transaction Agreement with D-Wave Quantum, Merger Sub, CallCo, ExchangeCo and D-Wave. Pursuant to the Transaction Agreement and in connection therewith, among other things and subject to the terms and conditions contained therein:

•

On the Closing Date, Merger Sub will merge with and into DPCM, as a result of which DPCM will become a direct, wholly-owned subsidiary of D-Wave Quantum, with the stockholders of DPCM receiving D-Wave Quantum Common Shares (the “DPCM Merger”);

•

At the time at which the certificate of merger has been duly filed with the Secretary of State of the State of Delaware and has become effective in accordance with the Delaware General Corporation Law (“DGCL”) or such later time as DPCM and Merger Sub may agree and specify in the Certificate of Merger pursuant to the DGCL (the “Effective Time”), (a) each issued and outstanding share of DPCM Class A Common Stock (other than any shares of DPCM Class A Common Stock or shares of DPCM’s Class B common stock, par value $0.0001 per share (“DPCM Class B Common Stock”) held in DPCM’s treasury or owned by D-Wave or any other wholly-owned subsidiary of D-Wave or DPCM immediately prior to the Effective Time (the “Excluded Shares”) and after giving effect to the right of the holders of DPCM Class A Common Stock to redeem all or a portion of their DPCM Class A Common Stock will be automatically converted into and exchanged for the right to receive from the depositary, for each share of DPCM Class A Common Stock, 1.4541326 D-Wave Quantum Common Shares (the “Exchange Ratio”) and (b) each issued and outstanding share of DPCM Class B Common Stock (other than any Excluded Shares) will be automatically converted into and exchanged for the right to receive from the depositary, one D-Wave Quantum Common Share;

•

Immediately following the DPCM Merger, the parties will proceed to effect the Arrangement on the terms and subject to the conditions set forth in the statutory plan of arrangement under the Business Corporations Act (British Columbia) (the “Plan of Arrangement”) and the Transaction Agreement or made at the direction of the Supreme Court of British Columbia (the “Court”) in accordance with the final order of the Court pursuant to Section 291 of the Business Corporations Act (British Columbia), in a form acceptable to D-Wave and DPCM, each acting reasonably, approving the Arrangement with the prior written consent of DPCM and D-Wave, each such consent not to be unreasonably withheld, conditioned, or delayed. Pursuant to the Plan of Arrangement, (i) CallCo will acquire a portion of the issued and outstanding share capital of D-Wave (the “D-Wave Shares”) from certain holders in exchange for D-Wave Quantum Common Shares (the “D-Wave Quantum Share Exchange”), (ii) CallCo will contribute such D-Wave Shares to ExchangeCo in exchange for shares of ExchangeCo’s non-par value common stock, (iii) following the D-Wave Quantum Share Exchange, ExchangeCo will acquire the remaining issued and outstanding D-Wave Shares from the remaining holders of D-Wave Shares in exchange for exchangeable shares in the capital of ExchangeCo (the “Exchangeable Shares”) and (iv) as a result of the foregoing, D-Wave will become a wholly-owned subsidiary of ExchangeCo. The holders of the Exchangeable Shares will have certain rights as specified in the Exchangeable Share Support Agreement and the Voting and Exchange Trust Agreement, including the right to exchange Exchangeable Shares for D-Wave Quantum Common Shares (the “Arrangement”);

•

Immediately following the consummation of the DPCM Merger, pursuant to the Plan of Arrangement, each outstanding D-Wave Share will be automatically converted into and exchanged the right to receive a number of D-Wave Quantum Common Shares or Exchangeable Shares equal to, in the aggregate, the Per Share D-Wave Stock Consideration (as defined in the Transaction Agreement);

•

Concurrently with the execution of the Transaction Agreement, certain investors (the “PIPE Investors”) entered into subscription agreements (the “PIPE Subscription Agreements”) , pursuant to which, among other things, each PIPE Investor subscribed to and agreed to purchase on the Closing Date, and D-Wave Quantum agreed to issue and sell to each such PIPE Investor on the Closing Date, the number of D-Wave Quantum Common Shares equal to the purchase price set forth therein, divided by $10.00 and multiplied by the Exchange Ratio, in each case, on the terms and subject to the conditions set forth therein (the “PIPE Shares”); and

•

On June 16, 2022, we entered into the Purchase Agreement with Lincoln Park pursuant to which Lincoln Park has agreed to purchase from us, at our option, up to $150,000,000 of Common Shares from time to time over a 36-month period following the Commencement Date. The Purchase Agreement is subject to certain limitations including but not limited to, the filing and effectiveness of the Lincoln Park Registration Statement. Pursuant to the Purchase Agreement, we also agreed to pay Lincoln Park the Commitment Fee of $2,625,000. We paid the Commitment Fee entirely in Common Shares, in two tranches consisting of 127,180 and 254,360 Common Shares issued on August 5, 2022 and August 25, 2022, respectively.

Forfeiture Shares

Prior to the Transaction, CDPM Sponsor Group, LLC (the “Sponsor”) was the beneficial and record owner of 7,252,500 shares of the 7,500,000 outstanding shares of DPCM Class B Common Stock, or the Founder Shares. Pursuant to the terms of the Amended and Restated Sponsor Support Agreement entered into on June 16, 2022, immediately prior to the Closing, the Sponsor has agreed to forfeit 4,484,425 Founder Shares (the “Forfeited Shares”).

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X of the SEC as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the historical pro forma adjustments criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). DPCM has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Transaction.

The unaudited pro forma combined balance sheet as of June 30, 2022, was derived from the unaudited historical balance sheet of DPCM as of June 30, 2022, and the unaudited historical balance sheet of D-Wave as of June 30, 2022 and gives effect to the Transaction as if it had been consummated on June 30, 2022. The unaudited pro forma combined statement of operations for the six months ended June 30, 2022, combines the historical statement of operations of DPCM for the six months ended June 30, 2022, and the historical statement of operations of D-Wave for the six months ended June 30, 2022, and gives effect to the Transaction as if it had been consummated on January 1, 2021. The unaudited pro forma combined statement of operations for the year ended December 31, 2021, combines the historical statement of operations of DPCM for the year ended December 31, 2021, and the historical statement of operations of D-Wave for the year ended December 31, 2021, and gives effect to the Transaction as if it had been consummated on January 1, 2021.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Transaction are based on certain currently available information and certain assumptions and methodologies that each of D-Wave and DPCM believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Each of D-Wave and DPCM believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Transaction based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Transaction. DPCM and D-Wave have not had any historical relationship prior to the Transaction. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial data below reflects the 29,097,787 shares of the outstanding DPCM Class A Common Stock that was redeemed, resulting in an aggregate payment of $291.3 million out of the Trust Account that holds the proceeds of the initial public offering of DPCM (including interest not previously released to DPCM to pay its taxes) (“Trust Account”), at a redemption price of $10.01 per share.

Included in the shares outstanding and weighted average shares outstanding as presented in the unaudited pro forma condensed combined financial statements are the shares of D-Wave Quantum to be issued to D-Wave stockholders on the Closing Date, the D-Wave Quantum Common Shares to be issued to existing DPCM investors, the D-Wave Quantum Common Shares to be issued in respect of the Founder Shares, the initial tranche of shares to be issued to Lincoln Park to satisfy the Commitment Fee under the Purchase Agreement, and the PIPE Shares.

Upon the consummation of the Transaction, shares outstanding as presented in the unaudited pro forma condensed combined financial statements include the following:

(Shares In thousands)	Shares	%
D-Wave Stockholders	99,737	91%
PIPE Investors	5,817	5%
DPCM Public Stockholders	1,312	1%
Initial tranche Commitment Fee—Lincoln Park	127	0%
Shares held by Sponsor	2,769	3%
Additional Former Class B Holder shares	247	0%

Total D-Wave Quantum Common Shares	110,009	100%

The unaudited pro forma condensed combined financial statements are for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Transaction taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of D-Wave Quantum.

The warrants of DPCM issued to its public stockholders (“Public Warrants”) and the warrants of DPCM held by Sponsor that were issued to the Sponsor at the closing of DPCM’s initial public offering (“Private Warrants”) have been reported as liability-classified instruments that will be subsequently remeasured at fair value in future reporting periods, with changes in fair value recognized in earnings. The warrants of D-Wave have been classified as permanent equity.

On November 20, 2020, D-Wave entered into an agreement (the “SIF Agreement”) with the Strategic Innovation Fund (“SIF”), whereby SIF agreed to make a repayable contribution to D-Wave of up to $40.0 million. The contractual repayment period is 15 years and commences in the first year in which D-Wave reports annual revenue of $70.0 million. Pursuant to the SIF Agreement, repayment of the SIF contribution could be triggered early upon default of the agreement, termination of the agreement or upon a change of control (as defined in the SIF Agreement) that has not been approved by the Canadian government. The Canadian government approved the transaction with DPCM conditionally on May 9, 2022, with all conditions being satisfied on the closing date of the transaction.

Accounting for the Transaction

The Transaction represents a reverse merger and will be accounted for as a reverse recapitalization in accordance with generally accepted accounting principles in the United States. Under this method of accounting, DPCM, as a direct wholly-owned subsidiary of D-Wave Quantum, who is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and D-Wave will be treated as the accounting acquirer. This determination was primarily based on evaluation of the following facts and circumstances:

•	D-Wave’s existing stockholders will have the majority of the voting interest in the combined entity as described above with an approximate 91% voting interest;

•

The combined company’s board of directors will have seven board members consisting of one board member designated by DPCM, three board members retained from the D-Wave board, and three additional, independent board member;

•	D-Wave senior management will comprise all the senior management of the combined company; and

•	D-Wave operations will comprise the ongoing operations of the combined company.

Accordingly, for accounting purposes, the Transaction will be treated as the equivalent of a capital transaction in which D-Wave is issuing stock for the net assets of DPCM, accompanied by a recapitalization. The net assets of DPCM will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transaction will be those of D-Wave.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2022

(In thousands, except share and per share information)

	Historical
	DPCM Capital, Inc.	D-Wave Systems Inc.	Pro Forma Adjustments			D-Wave Quantum Inc. Pro Forma
Assets
Current assets:
Cash and cash equivalents	$78	$10,466	$300,627	(a	)	$22,938
			40,000	(b	)
			(21,525)	(h	)
			(15,019)	(e	)
			(291,269)	(g	)
			(420)	(l	)
Trade accounts receivable, net	—	918				918
Receivable research incentives	—	2,451				2,451
Inventories	—	2,148				2,148
Prepaid expenses and other current assets	70	1,529	1,101	(j	)	4,450
			1,750	(k	)
Deferred offering costs	—	5,671	(5,671)	(e	)	—

Total current assets	148	23,183	9,574			32,905
Property and equipment, net	—	2,772				2,772
Operating lease right-of-use assets	—	8,118				8,118
Intangible assets, net	—	262				262
Other noncurrent assets	—	1,350				1,350
Cash and marketable securities held in Trust Account	300,627	—	(300,627)	(a	)	—

Total assets	$300,775	$35,685	$(291,053)			$45,407

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2022

(In thousands, except share and per share information)

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Trade accounts payable	—	2,483				2,483
Accounts payable; accrued expenses and other current liabilities	5,731	8,295	(5,671)	(e	)	9,685
			(420)	(1)
			1,750	(k	)
Current portion of operating lease liabilities	—	1,573				1,573
Loans payable, current	—	21,353	(21,108)	(h	)	245
Deferred revenue, current	—	2,595				2,595

Total current liabilities	5,731	36,299	(25,449)			16,581
Warrant liabilities	6,300	—				6,300
Operating lease liabilities, net of current portion	—	6,556				6,556
Loans payable noncurrent	—	12,903				12,903
Deferred revenue, noncurrent	—	20				20

Total liabilities	$12,031	$55,778	$(25,449)			$42,360

DPCM Class A common stock subject to possible redemption	300,114	—	(300,114)	(f	)	—
Stockholders’ equity (deficit):
D-Wave Non-redeemable convertible preferred stock	—	189,881	(189,881)	(c	)	—
D-Wave Common stock	—	2,811	(2,811)	(c	)	—
DPCM Class B common stock	1	—	(1)	(f	)	—
D-Wave Quantum common stock	—	—	(3)	(g	)	76
			43	(f	)
			—	(j	)
			58	(b	)
			(22)	(c	)
Additional paid-in capital	10,151	147,779	39,942	(b	)	364,292
			300,072	(f	)
			(21,522)	(d	)
			(15,019)	(e	)
			192,714	(c	)
			340	(i	)
			1,101	(j	)
			(291,266)	(g	)
Accumulated deficit	(21,522)	(350,083)	21,522	(d	)	(350,840)
			(417)	(h	)
			(340)	(i	)
Accumulated other comprehensive loss	—	(10,481)				(10,481)

Total stockholders’ equity (deficit)	$(11,370)	$(20,093)	$34,510			$3,047

Total liabilities and stockholders’ equity (deficit)	$300,775	$35,685	$(291,053)			$45,407

See accompanying notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(In thousands, except share and per share amounts)

	Historical
(In thousands, except share and per share data)	DPCM Capital, Inc	D-Wave Systems Inc.	Pro Forma Adjustments			D-Wave Quantum Inc. Pro Forma
Revenue	$—	$6,279				$6,279
Cost of revenue:	—	1,750				1,750

Total gross profit	—	4,529				4,529
Operating expenses:
Research and development	—	25,401				25,401
General and administrative	3,782	11,897	340	(cc	)	16,019
Sales and marketing	—	6,179				6,179

Total operating expenses	3,782	43,477	340			47,599

Loss from operations	(3,782)	(38,948)	(340)			(43,070)
Other income (expense):						—
Interest expense	—	(1,728)	(417)	(dd	)	(2,145)
Government assistance	—	7,167				7,167
Change in fair value of warrant liabilities	27,913	—				27,913
Interest earned on marketable securities held in Trust Account	116	—	(116)	(aa	)	—
Unrealized loss on marketable securities held in Trust Account	9	—	(9)	(aa	)	—
Gain on investment in marketable securities		1,163				1,163
Other income (expense), net	—	801				801

Total other income (expense), net	28,038	7,403	(542)			34,899

Net income (loss) before taxes	$24,256	$(31,545)	$(882)			$(8,171)

Provision for income taxes	(10)	—	—			(10)

Net income (loss)	$24,246	$(31,545)	$(882)			$(8,181)

Net income (loss) per share, basic and diluted		(0.28)				(0.08	) (bb)
Net income per share, Class A common stock, basic and diluted	0.65
Net income per share, Class B common stock, basic and diluted	0.65
Weighted-average shares outstanding ,basic and diluted	—	111,911,127				108,907,982
Weighted average shares outstanding, Class A common stock, basic and diluted	30,000,000	—
Weighted average shares outstanding, Class B common stock, basic and diluted	7,500,000	—

See accompanying notes to the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(In thousands, except share and per share amounts)

	Historical
	DPCM Capital, Inc	D-Wave Systems Inc.	Pro Forma Adjustments			D-Wave Quantum Inc. Pro Forma
Revenue	$—	$3,083				$3,083
Cost of revenue:	—	1,169				1,169

Total gross profit	—	1,914				1,914
Operating expenses:
Research and development	—	13,599				13,599
General and administrative	2,975	7,606				10,581
Sales and marketing	—	3,339				3,339

Total operating expenses	2,975	24,544				27,519

Loss from operations	(2,975)	(22,630)				(25,605)
Other income (expense):
Interest expense	—	(2,538)	606	(cc	)	(1,932)
Reduction of deferred underwriting fees	235	—				235
Change in fair value of warrant liabilities	4,487	—				4,487
Interest earned on marketable securities held in Trust Account	427	—	(427)	(aa	)	—
Unrealized loss on marketable securities held in Trust Account	17	—	(17)	(aa	)	—
Other income (expense), net	—	353				353

Total other income (expense), net	5,166	(2,185)	162			3,143

Net income (loss) before taxes	$2,191	$(24,815)	$162			$(22,462)

Provision for income taxes	(20)	—	—			(20)

Net income (loss)	$2,171	$(24,815)	$162			$(22,482)

Net income (loss) per share, basic and diluted		$(0.22)				$(0.20	) (bb)
Net income per share, Class A common stock, basic and diluted	$0.06
Net income per share, Class B common stock, basic and diluted	$0.06
Weighted-average shares outstanding ,basic and diluted	—	111,981,014				110,008,180
Weighted average shares outstanding, Class A common stock, basic and diluted	30,000,000	—
Weighted average shares outstanding, Class B common stock, basic and diluted	7,500,000	—

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2022

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Transaction Accounting Adjustments:

(a)

Reflects the reclassification of the cash and marketable securities held in the Trust Account to cash and cash equivalents, subsequent to DPCM public stockholders exercising their right to have redeemed their shares of DPCM Class A Common Stock for their pro rata share of the Trust Account.

(b)

Reflects the proceeds of $40.0 million from the issuance and sale of D-Wave Quantum Common Shares at a par value of $0.0001 in the PIPE financing pursuant to the PIPE Subscription Agreements. PIPE Investors will receive 5,816,530 (5,816,528 as a result of rounding) D-Wave Quantum Common Shares.

(c)

Reflects the recapitalization of D-Wave through the contribution of all outstanding common shares and convertible preferred shares of D-Wave to DPCM and the issuance of 99.7 million (conversion ratio of 0.889657) D-Wave Quantum Common Shares (including 48.4 million Exchangeable Shares). As a result of the recapitalization, the carrying value of common shares of $2.8 million and non-redeemable convertible preferred shares of $189.9 million of D-Wave were derecognized. D-Wave Quantum Common Shares issued as part of the recapitalization were recorded to common shares in the amount $22,000 and Additional paid-in capital in the amount of $192.7 million.

(d)	Reflects the elimination of DPCM’s historical accumulated deficit.

(e)

Reflects the pro forma adjustment to record the payment of preliminary estimated transaction costs incurred by DPCM and D-Wave for legal, financial advisory, accounting, auditing, and other professional fees. Costs directly attributable to the Transaction (excluding DPCM underwriter’s fees described in (b)) amount to $15.0 million and consist of $12.9 million relating to legal, accounting, auditing, $750,000 relating to printing, $400,000 related to D&O insurance, $412,000 related to the NYSE and other filing fees, and $593,000 related to other professional fees. Such costs are recorded as a reduction to additional paid-in capital. Additionally, it reflects the reduction of deferred offering costs by $5.7 million for transaction costs capitalized by D-Wave and accrued liabilities by $5.7 million for transaction costs accrued by D-Wave.

(f)

Reflects the conversion of 902,213 shares of DPCM Class A Common Stock into 1,311,937 D-Wave Quantum Common Shares (Exchange Ratio of 1.4541326). Reflects the conversion of 7,500,000 shares of DPCM Class B Common Stock into 3,015,575 D-Wave Quantum Common Shares (after giving effect to the forfeiture of the 4,484,425 Forfeited Shares). D-Wave Quantum’s Common Shares issued as part of the conversion were recorded to common stock in the amount of $43,000 and additional paid-in capital in the amount of $300.0 million, which assumes no holders of shares of DPCM Class A Common Stock exercise their redemption rights.

(g)

Reflects that DPCM’s public stockholders exercised their redemption rights with respect to 29,097,787 shares of DPCM Class A Common Stock prior to the consummation of the Transaction at a redemption price of approximately $10.01 per share, or approximately $291.3 million in cash. 7,500,000 shares of DPCM Class B Common Stock were converted into 3,015,575 D-Wave Quantum Common Shares (after giving effect to the forfeiture of the 4,484,425 Forfeited Shares).

(h)

Reflects D-Wave’s payment of its first tranche of $15.0 million received as of March 31, 2022 and the second tranche of $5.0 million received as of June 30, 2022, totaling $20.0 million of its short-term debt with PSPIB Unitas Investments II Inc. This adjustment reflects a $1.0 million final payment fee (calculated as 5.0% of outstanding principal) and the eliminations of the short-term debt carrying value of $21.1 million and the unamortized debt discount due to unamortized debt issuance costs of $417,000.

(i)	Reflects the stock-based compensation for stock options that are subject to accelerated vesting upon the consummation of the Transaction.

(j)

Reflects the Closing Date issuance of 127,180 shares of D-Wave Quantum common stock to Lincoln Park to satisfy the initial tranche of the Commitment Fee under the Purchase Agreement. This adjustment reflects an increase of $1.1 million to additional paid-in capital and deferred issuance costs and an immaterial increase to D-Wave Quantum common stock. The deferred issuance costs are recorded at the Closing Date fair value of the 127,180 shares issued and are classified within prepaid expenses and other current assets in the unaudited pro forma condensed combined balance sheet.

(k)

Reflects a liability incurred on the Closing Date for the second tranche of the Commitment Fee under the Purchase Agreement with Lincoln Park. This adjustment reflects an increase of $1.75 million to deferred issuance costs and accounts payable, accrued expenses and other current liabilities. The liability for this adjustment was satisfied by the issuance of 254,360 shares of D-Wave Quantum common stock on August 25, 2022.

(l)

Reflects repayment of the Sponsor Note and Sponsor Affiliate Note upon the Closing. The Sponsor Note and Sponsor Affiliate Note are classified within accounts payable, accrued expenses and other current liabilities in the unaudited pro forma condensed combined balance sheet.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Year Ended December 31, 2021

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Transaction Accounting Adjustments:

(aa)	Reflects the pro forma adjustment to eliminate the interest income earned and unrealized gain on marketable securities held in the Trust Account.

(bb)

Reflects the pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations based upon the number of D-Wave Quantum Common Shares outstanding at the closing of the Transaction, assuming the Transaction occurred on January 1, 2021. As the unaudited pro forma condensed combined statement of operations is in a loss position, anti-dilutive instruments were not included in the calculation of diluted weighted average number of common shares outstanding (the anti-dilutive instruments are described below).

(cc)	Reflects the stock-based compensation for stock options that are subject to accelerated vesting upon the consummation of the Transaction.

(dd)	Reflects an adjustment to eliminate the unamortized debt discount due to unamortized debt issuance costs of $417,000.

Pro Forma weighted average common shares outstanding—basic and diluted is calculated as follows:

Year Ended December 31, 2021
(In thousands, except per share data)
Numerator:
Pro forma net loss	$(8,181)
Denominator:
Public shareholders	1,312
PIPE investors	5,817
Initial tranche Commitment Fee—Lincoln Park	127
Sponsor shares	2,769
Additional Former Class B Holder shares	248
D-Wave shareholders	98,636

Pro forma weighted average shares outstanding, basic and diluted	108,909

Pro forma basic and diluted net loss per share(1)	$(0.08)

(1)

Because basic and diluted weighted average shares outstanding are the same in a net loss position, combined pro forma net loss per share excludes 10,000,000 Public Warrants and 8,000,000 Private Warrants of DPCM and 3,406,413 (conversion ratio 0.881210) warrants of D-Wave as of December 31, 2021.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2022

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma Transaction Accounting Adjustments:

(aa)	Reflects the pro forma adjustment to eliminate the interest income earned and unrealized gain on marketable securities held in Trust Account held in the Trust Account.

(bb)

Reflects the pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations based upon the number of D-Wave Quantum Common Shares outstanding at the closing of the Transaction, assuming the Transaction occurred on January 1, 2021. As the unaudited pro forma condensed combined statement of operations is in a loss position, anti-dilutive instruments were not included in the calculation of diluted weighted average number of common shares outstanding (the anti-dilutive instruments are described below).

(cc)

Reflects the elimination of interest expense on short-term debt with PSPIB Unitas Investments II Inc., as it is assumed the related debt balance would have been paid as if the Transaction had occurred on January 1, 2021.

Pro Forma weighted average common shares outstanding—basic and diluted is calculated as follows:

Six Months Ended June 30, 2022
(In thousands, except per share data)
Numerator:
Pro forma net loss	$(22,482)
Denominator:
Public Stockholders	1,312
PIPE investors	5,817
Initial tranche Commitment Fee—Lincoln Park	127
Sponsor shares	2,769
Additional Former Class B Holder shares	247
D-Wave shareholders	99,737

Pro forma weighted average shares outstanding, basic and diluted	110,009

Pro forma basic and diluted net loss per share(1)	$(0.20)

(1)

Because basic and diluted weighted average shares outstanding are the same in a net loss position, combined pro forma net loss per share excludes 14,451,000 Public Warrants and 11,633,000 Private Warrants of DPCM and 3,247,637 (conversion ratio 0.8896570) warrants of D-Wave as of June 30, 2022.

D-Wave’s pro forma options and warrants are as follows based on a conversion ratio of 0.8896570

(Shares In thousands)	Shares
D-Wave Warrants	2,889
D-Wave Option	13,621

Total D-Wave Quantum issuable to D-Wave (Dilutive)	16,510

DPCM’s anti-dilutive pro forma Warrants are as follows:

(Shares In thousands)	Shares
Public Warrants	14,541
Private Warrants	11,633

Total Dilutive Shares	26,174